EXHIBIT 1.1

                           CERTIFICATE OF AMENDMENT
                                     TO
                        CERTIFICATE OF INCORPORATION
                                     OF
                                INFE.COM, INC.


	INFe.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation by unanimous written consent duly adopted resolutions on August 3, 2001 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended, and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED:   That the Board of Directors recommends and deems it
            advisable that the Certificate of Incorporation of this Corporation be amended by deleting the existing
            Article 1 in its entirety and substituting therefore the following new Article 1 attached hereto as EXHIBIT
            A; and


RESOLVED:   That the Board of Directors recommends and deems it
            advisable that the Certificate of Incorporation of this Corporation be amended by deleting the existing
            Article 8.1 in its entirety and substituting therefore the following new Article 8.1 attached hereto as EXHIBIT B; and

RESOLVED:   That the Board of Directors of the Corporation
            recommends and deems it advisable that the Certificate of Incorporation of the Corporation be further amended so that upon the close of business on August 17, 2001, which shall be subsequent to the effectiveness of a Certificate of Amendment covering the matters set forth in this Resolution and the preceding Resolution, automatically and without further action by any person or entity, each one (1) share of the Common Stock, $.0001 par value per share, of the Corporation then issued and outstanding shall be combined, reclassified and changed into one-fourth (1/4) of one fully paid and non-assessable share of Common Stock, $.0001 par value per share, of the Corporation; provided, however, that no fractional shares of Common Stock shall be issued and the number of shares of common stock issuable in connection with this Recapitalization shall instead be rounded up to the next highest whole number; and


          Exhibit 1.1 - Pg. 1


RESOLVED:   That immediately upon the effectiveness of the
            aforesaid Certificate of Amendment, the capital account of this Corporation shall be decreased by transferring from such account such surplus or additional paid-in capital, if any, as exceeds the aggregate par value of the shares of capital stock of this Corporation outstanding immediately after such combination, reclassification and change; and

RESOLVED:   That the officers of this Corporation be, and they
            hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendment and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.


SECOND:	That in lieu of a meeting and vote of stockholders, the
        stockholders have given written consent to said amendments in accordance with the provisions of Section 607.0704 of the Business Corporation Act of the State of Florida


THIRD:	That the aforesaid amendments were duly adopted in
        accordance with the applicable provisions of Sections
        607.0704, 607.10025 and 607.1003 of the Business Corporation Act of the State of Florida.


	IN WITNESS WHEREOF, INFe.com, Inc. has caused this certificate to be signed by Thomas Richfield, its Chief Executive Officer this _____ day of August, 2001.


                                         INFE.COM, INC.


                                         By:_____________________________
                                            Thomas Richfield
                                            Chief Executive Officer


          Exhibit 1.1 - Pg. 2

                                 EXHIBIT A
                                 ---------

Article 1.  Name
The name of this corporation is

				INFE, INC.



          Exhibit 1.1 - Pg. 3


                                 EXHIBIT B
                                 ---------


8.1	Authorized Shares: The total number of shares of capital
        stock that this corporation has the authority to issue is two hundred twenty million (220,000,000). The total number of shares of common stock that the corporation is authorized to issue is two hundred million (200,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of twenty thousand dollars ($20,000). The total number of shares of preferred stock that the corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.0001) for an aggregate par value of two thousand dollars.




          Exhibit 1.1 - Pg. 4